UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2021

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

489 Fifth Avenue, 27th Floor New York, New York		10017
(Address of principal executive offices)		(Zip Code)

  (646) 880-4382
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

As previously disclosed, on December 18, 2020, Clever Leaves International Inc. (“Clever Leaves”) and Schultze Special Purpose Acquisition Corp. (“SAMA”) consummated the business combination (the “Business Combination”), as a result of which each of Clever Leaves and SAMA became a wholly owned subsidiary of Clever Leaves Holdings Inc. (the “Company”), and the Company became the holding company of the combined group listed on The Nasdaq Stock Market.

On January 14, 2021, the Company engaged BDO Canada LLP (“BDO”) as the independent registered public accounting firm of the Company and its subsidiaries in connection with the Company’s consolidated financial statements for the year ended December 31, 2020. The engagement of BDO was approved by the audit committee of the board of directors of the Company. BDO currently also serves as independent registered public accounting firm of Clever Leaves. Accordingly, Marcum LLP (“Marcum”), SAMA’s independent registered public accounting firm prior to the closing of the Business Combination, was informed that it would be dismissed as SAMA’s independent registered public accounting firm effective as of January 14, 2021.

The audit reports of Marcum on the financial statements of SAMA as of December 31, 2019 and 2018, and for each year in the periods ended December 31, 2019 and for the period from June 11, 2018 (SAMA’s inception) through December 31, 2018, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from June 11, 2018 (SAMA’s inception) to January 14, 2021, there were no disagreements between SAMA and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on SAMA’s financial statements for such period.

During the period from June 11, 2018 (SAMA’s inception) to January 14, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

During the period from June 11, 2018 (SAMA’s inception) to January 14, 2021, neither SAMA nor anyone on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SAMA’s financial statements, and neither a written report nor oral advice was provided to SAMA that BDO concluded was an important factor considered by SAMA in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as defined in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements set forth above. A copy of Marcum’s letter, dated January 15, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description
16.1	Letter from Marcum LLP as to the change in certifying accountant, dated as of January 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
Name: David M. Kastin Title: General Counsel and Corporate Secretary

Date: January 15, 2021

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